
PETAQUILLA MINERALS LTD.
[B.C. corporation]
30.0%
47.78%
AZUERO MINING DEVELOPMENT, S.A.
[Panama corporation]
AZUERO MINING (BVI) S.A.
[BVI corporation]
IBERIAN RESOURCES CORP.
[B.C. corporation]
ADRIAN RESOURCES (BVI) LTD.
[BVI corporation]
PETAQUILLA MINERALS, S.A.
[Panama corporation]
PETAQUILLA INFRAESTRUCTURA LTD.
[BVI corporation]
PANAMA DESARROLLO DE INFRAESTRUCTURAS, S.A.
[Panama corporation]
PANAMANIAN DEVELOPMENT AND INFRASTRUCTURE LTD.
[B.C. corporation]
PETAQUILLA INFRASTRUCTURE HOLDING COMPANY LTD.
[B.C. corporation]
S.C. ANDLUCIA MINING S.A.U.
[Spain corporation]
CORPORACION RECURSOS IBERIA S.A.U.
[Spain corporation]
PETAQUILLA ESPANA, S.L.
[Spain corporation]
ALMADA MINING S.A.
[Portugal corporation]
PTQ USA, INC.
[Delaware corporation]
PETAQUILLA SECURITY, S.A.
[Panama Corporation]
PANAMA CENTRAL ELECTRICA, S.A.
[Panama Corporation]
PDI Villa del Carmen, S.A.
[Panama Corporation]
Petaquilla Concession Lands
- non-Ley Petaquilla concession lands
- non-Rio Belencillo concession lands
- non-Rio Petaquilla concession lands
- Petaquilla concession lands held by Petaquilla Minerals, S.A. include Oro del Norte, La Esperanza, Santa Lucia, San Juan, and Oro del Sur concessions
PETAQUILLA GOLD, S.A.
[Panama corporation
– holds the Molejon property interest & other potential gold deposits within the Ley Petaquilla Concession lands]
INSTITUTO PETAQUILLA, S.A.
[Panama corporation]
BRIGADAS VERDES, S.A.
[Panama corporation]
AQUA AZURE, S.A.
[Panama corporation]
COMPANIA MINERA BELENCILLO, S.A.
[Panama corporation]
- Rio Belencillo Concession lands
- Rio Petaquilla Concession lands
PETAQUILLA INFRAESTRUCTURA, S.A.
[Panama corporation]
50.2%

CORPORATE ENTITIES CHART
as at October 21, 2013